UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2012
Date of Report (Date of earliest event reported)

Tag Like Me Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	20-1777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 North Central Expressway Suite 560 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

(214) 800-2851
Registrant’s telephone number, including area code
Morgan Creek Energy Corp.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

The Board of Directors of Morgan Creek Energy Corp., a corporation organized under the laws of the State of Nevada (the “Company”), pursuant to unanimous adoption of consent resolutions of the Board of Directors (the "Board of Directors Consent Resolutions") dated effective as of June 15, 2012 (the "Effective Date"), approved and authorized the settlement of an aggregate $135,000.00 (the "Debt") of an aggregate $204,572 in current indebtedness of the Company due and owing to five certain lenders (the "Lenders"). The Company owed the aggregate $204,572 to the Lenders, which was associated with loan principal, accrued interest and/or services rendered. The Board of Directors authorized the settlement of the Debt by the issuance of an aggregate 4,500,000 shares of restricted common stock of the Company at $0.03 per share effective as of June 15, 2012. The Company's shares of common stock were previously trading on the OTC Bulletin Board at approximately $0.027 from April 15, 2012 to the Effective Date. The aggregate 4,500,000 shares of restricted common stock were issued to the five Lenders as of the Effective Date.

The settlement of the Debt was made to five non-United States Creditors in reliance on Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The securities issued in the settlement of the Debt have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities nd Exchange Commission or an applicable exemption from the registration requirements. There were no finders' fees or commissions payable by the Company upon the successful completion of the settlement of the Debt.

As of the date of this Current Report, the total number of shares of common stock issued and outstanding is 57,112,392.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.
In accordance with the Board of Directors Consent Resolutions, the Board of Directors also approved the cancellation of certain stock options effective June 15, 2012, which stock options were previously granted to five past consultants and/or directors and officers under the 2006 stock option plan of the Company (the "Stock Option Plan"). In accordance with Sections 7.6(b)(i), 8.4 and 11.4 of the Stock Option Plan and certain provisions of the respective stock option plan agreements, the 1,700,000 stock options were cancelled based upon non-involvement by the consultants and/or directors and officers with the Company and its business operations. The Board of Directors further approved the voluntary forfeiture of 1,300,000 stock options effective June 15, 2012.  Based upon restructuring iniatives and partial debt settlements as disclosed above, a current officer and past director and officer of the Company voluntarily forfeited their respective stock options. Thus, an aggregate 3,000,000 stock options to issue 3,000,000 shares of common stock of the Company have been cancelled or forfeited. As of the date of this Current Report, an aggregate 400,000 stock options remain outstanding.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN CREEK ENERGY CORP.

DATE: June 15, 2012	By:	/s/ Richard Elliot-Square
Richard Elliot-Square
President/Chief Executive Officer

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